Exhibit 4.15

OPTION TO PURCHASE

COMMON STOCK

OF

NEWPORT INTERNATIONAL GROUP, INC.

This is to certify that Wolfe Axelrod Weinberger (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth, to purchase Eight Hundred Thousand (800,000) shares of Common Stock, par value $.001 per share (the “Common Shares”), of Newport International Group, Inc., a Delaware corporation (the “Company”), from the Company at the price per share and on the terms set forth below and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier’s check or other check payable to the order of the Company.

The purchase rights represented by this Option are exercisable commencing on May 23, 2006 and shall vest ratably over the term of the engagement set forth in the Retainer Agreement, at a price per Common Share of $ .35. Each option shall have a five year duration commencing with the vesting date.

Should Newport International Group, Inc. decide after six months that the services of Wolfe Axelrod Weinberger are no longer required, then Wolfe Axelrod Weinberger shall return 400,000 options that were granted.

Each holder of an option and each holder of a share underlying an option shall have customary piggyback registration rights with respect to the shares underlying the options held by such person or entity, subject to customary market and underwriter’s carveouts. The Client shall bear all expenses relating to such registration, including SEC, and other filing fees, auditors fees, attorneys fees and other customary expenses (other than underwriters’ compensation for an underwritten offering and brokerage fees for sales through market makers and broker dealers in a non-underwritten offering). The registration rights shall continue for such period of time until the earlier of such time as (i) the underlying shares are registered under the Securities Act of 1933, as amended (The “Securities Act”) or such time as they may be sold pursuant to Rule 144(K) under the Securities Act. The shares underlying the options shall be listed for trading at the issuer’s expense on each exchange and market upon which the class of securities underlying the options are traded or for which a market is made. The options may not be transferred without the prior written consent of the Client, which shall not be unreasonably withheld, delayed or conditioned. However, the options may be transferred in whole or in part to one or more employees or members of WAW, subject to compliance with applicable securities laws.

Until exercise of the options and tender of the exercise price, the exercising holder shall not be deemed to be a shareholder for all purposes.

Appropriate adjustments in the number of options and option exercise price shall be made for all recapitalizations, stock splits, stock dividends and other similar or dissimilar changes in the capital structure of the Client. Upon the request of WAW, the Client shall provide to WAW a certificate issued by its chief financial officer setting forth any adjustments in the number of options or option exercise price required by this subparagraph.

The purchase rights represented by this Option are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Option, the Company shall cancel this Option on surrender hereof and shall execute and deliver a new Option of like tenor and date for the balance of the shares purchasable hereunder.

In consideration for the Company agreeing to include shares of common stock of the Company’s underlying options or issued to the Holder as a stock award pursuant to the Company’s Registration Statement on Form S-8, the Holder shall not sell, assign or dispose of in excess of 5% (but not less than 100 shares) of the shares of common stock awarded pursuant to option grant in any 30-day period. To insure compliance, the Company may place legends and/or stop transfer orders with the transfer agent of the Company’s securities with respect to any of the shares of the common stock referred to above. This limitation shall apply for the term of the Option.

In addition to the aforementioned restrictions, the Holder acknowledges that the Securities and Exchange Commission precludes any person who is in receipt or has knowledge of any material information concerning the Company that has not otherwise been disclosed in a public manner by the Company to refrain from making any sales of shares of common stock notwithstanding that such shares have been registered by the Company with the Securities and Exchange Commission.

The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of Common Shares issuable on exercise of this and all other Options and Warrants of like tenor then outstanding.

This Option shall not entitle the holders hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Option or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Option shall be exercised.

In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

(a)          The aggregate number, price and kind of Common Shares subject to this Option shall be adjusted appropriately;

(b)          Rights under this Option, both as to the number of subject Common Shares and the Option exercise price, shall be adjusted appropriately; and

(c)          In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Option shall terminate, but the registered owner of this Option shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Option in whole or in part to the extent that it shall not have been exercised.

The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Option or any portion thereof prior to fulfillment of all the following conditions:

(a)          The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b)          The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

(c)          The obtaining from the registered owner of the Option, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner’s own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Options and the related shares have not been registered under the Act; and

(d)          The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection therewith if this Option and the related shares have not been registered under the Act to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.”

IN WITNESS WHEREOF, the Company has caused this Option to be executed by the signature of its duly authorized officer.

NEWPORT INTERNATIONAL GROUP, INC.

By:	/s/ Cery Perle
Cery Perle, President

Dated:  May 23, 2006

SUBSCRIPTION FORM

(To be executed by the registered holders to exercise the rights to purchase Common Shares evidenced by the within Option.)

Newport International Group, Inc.

73061 El Paseo, Suite 202

Palm Desert, California 92260

The undersigned hereby irrevocably subscribes for _____________ Common Shares pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment of $__________ therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.

Dated:	_______________________	Signed:	______________________________

Address:	______________________________

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